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                                                                     EXHIBIT 5.2


                       [SIROTE & PERMUTT, P.C. LETTERHEAD]








                                  May 20, 2003


Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35202

Ladies and Gentlemen:

          We have acted as special Alabama counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of the following securities of the Company with an aggregate initial public offering price of up to $500,000,000 (or the equivalent thereof in one or more currencies or composite currencies based on the exchange rate at the time of sale): (i) unsecured debt securities (the "Debt Securities"), (ii) common shares of beneficial interest, $.01 par value per share (the "Common Shares"), (iii) preferred shares of beneficial interest, $.01 par value per share (the "Preferred Shares"), (iv) Preferred Shares represented by depositary receipts (the "Depositary Shares"), (v) warrants to purchase Common Shares (the "Common Share Warrants"), and (vi) guarantees by the Company of debt securities that may be issued by Colonial Realty Limited Partnership, its operating partnership (the "Guarantees" and, together with the Debt Securities, Common Shares, Preferred Shares, Depositary Shares and Common Share Warrants, the "Securities"), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement

          For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

         1. An executed copy of the Registration Statement.


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Board of Trustees
Colonial Properties Trust
May 20, 2003
Page 2


         2. The Declaration of Trust of the Company, as amended (the "Declaration of Trust"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         3. The Bylaws of the Company, as amended (the "Bylaws"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. The forms of Senior Indenture and Subordinated Indenture between the Company and the financial institution to be named therein, filed as Exhibits 4.5 and 4.6, respectively, to the Registration Statement (collectively, the "Indentures").

         5. Resolutions of the Board of Trustees of the Company adopted at a meeting held on April 24, 2003, relating to the filing of the Registration Statement, issuance and sale of the Securities and arrangements in connection therewith, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

            In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements are made, in the context of the foregoing.

            For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Trustees of the Company or a duly authorized committee of such board ("Board Action") consistent with the procedures and terms described in the Registration Statement and in accordance with the Declaration of Trust and the Bylaws and the Alabama Real Estate Investment Trust Act of 1995, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities or Guarantees will be issued pursuant to one of the two indentures substantially in the forms filed as Exhibit 4.5 and Exhibit 4.6 to the Registration Statement; (iv) the indenture under which any Debt Securities or Guarantees are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) before the issuance of any Preferred Shares or Depositary Shares, appropriate articles supplementary will be filed for recordation with the Office of the Judge of Probate of Jefferson County, Alabama; (vi) any Depositary Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary in the form that will have been approved by the Board of Trustees of the Company; (vii) any Common Share Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent in the form


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Board of Trustees
Colonial Properties Trust
May 20, 2003
Page 3


that will have been approved by the Board of Trustees of the Company;
(viii) the Securities will be delivered against payment of valid consideration therefore and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (ix) the Company will remain an Alabama real estate investment trust.

         In rendering the opinions expressed below, we have also assumed without investigation that, with respect to each offer, issuance, sale, and delivery by the Company of Securities and each purchase by the purchasers thereof, (a) at the time thereof and at all times subsequent thereto, such offer, issuance, sale, delivery, and purchase did not violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect; (b) at the time thereof and at all times subsequent thereto, the persons authorizing each such offer, issuance, sale, delivery or purchase, did not violate any fiduciary or other duty owed by them;
(c) no event has taken place subsequent to any such offer, issuance, sale, delivery or purchase, or will take place which would cause any such offer, issuance, sale, delivery, or purchase, not to comply with any law, rule, regulation, order, judgment, decree, or duty, or which would permit the Company or any other party at any time thereafter to cancel, rescind, or otherwise avoid any such offer, issuance, sale, delivery or purchase; (d) there was no misrepresentation, omission, or deceit by the Company, or any such other party, in connection with any such offer, issuance, sale, delivery or purchase; and (e) each offer, issuance, sale, delivery or purchase is governed by the laws of the State of Alabama.

         To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities or Guarantees, under the warrant agreement for any Common Share Warrants and under the deposit agreement for any Depositary Shares, namely, the trustee, the warrant agent or the depositary, respectively, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such indenture, warrant agreement or deposit agreement, as applicable; that such indenture, warrant agreement or deposit agreement, as applicable, will have been duly authorized, executed and delivered by all parties and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such indenture, warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or deposit agreement, as applicable.

         This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995, and we express no opinion herein as to any other laws, statutes, regulations or ordinances. As used herein, the term "Alabama Real Estate Investment Trust Act of 1995" includes the statutory provisions contained therein, all applicable provisions of the


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Board of Trustees
Colonial Properties Trust
May 20, 2003
Page 4


Alabama Constitution and reported judicial decisions interpreting these laws. The opinion expressed herein is based on a review of those laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Documents.

         Based upon, subject to and limited by the foregoing, we are of the opinion that

         (a) The Debt Securities, upon authentication by the Trustee and due execution and delivery on behalf of the Company in accordance with the indenture relating thereto, will constitute valid and binding obligations of the Company enforceable in accordance with their terms.

         (b) The Common Shares (including any Common Shares duly issued upon the exercise of Common Share Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution of certificates therefore and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

         (c) The Preferred Shares (including any Preferred Shares represented by Depositary Shares), upon due execution of certificates therefore and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

         (d) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

         (e) The Common Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Common Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed in paragraphs (a), (d) and (e) above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

         We are not rendering any opinion with respect to any provisions of the Debt Securities dealing with (a) choice of law, (b) severability,
(c) exculpation, (d) indemnification


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Board of Trustees
Colonial Properties Trust
May 20, 2003
Page 5


and contribution, (e) arbitration, (f) restriction of available remedies or attempts to establish a remedy, and (g) release of unmatured claims.

         In accordance with the general policies of this law firm in rendering legal opinion, we have assumed for the purposes of the opinions expressed herein that no fraud exists with respect to any of the matters relevant to the opinions expressed herein, although we have no reason to believe that there exists any fraud which would render invalid the opinions expressed below.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

         We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. Hogan & Hartson L.L.P., counsel to the Company, may rely on this opinion in rendering its opinion to you with respect to those matters specified herein. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       /s/ SIROTE & PERMUTT, P.C.

                                       Sirote & Permutt, P.C.